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EXHIBIT 32.1

                CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
        CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

        In connection with the quarterly report on Form 10-QSB of ConectiSys Corporation (the "Company") for the quarterly period ended December 31, 2007 (the "Report"), the undersigned hereby certifies in his capacity as Chief Executive Officer and Chief Financial Officer of the Company, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

        1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

        2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


        Date:  March 19, 2008          By:  /s/ ROBERT A. SPIGNO
                                            ---------------------
                                            Robert A. Spigno,
                                            Chairman of the Board, President,
                                            Chief Executive Officer and
                                            Chief Financial Officer
                                            (principal executive officer
                                            and principal financial and
                                                    accounting officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.